Exhibit 10.1

NINTH AMENDMENT TO THE AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP OF UNITED DOMINION REALTY, L.P.
This Ninth Amendment to the Amended and Restated Agreement of Limited Partnership of United Dominion Realty, L.P., dated as of December 4, 2015 (this “Amendment”), is being executed by UDR, Inc., a Maryland corporation (the “General Partner”), as the general partner of United Dominion Realty, L.P., a Delaware limited partnership (the “Partnership”), pursuant to the authority conferred upon the General Partner by Section 11.01 of the Amended and Restated Agreement of Limited Partnership of United Dominion Realty, L.P., dated as of February 23, 2004, as amended by the First Amendment to the Amended and Restated Agreement of Limited Partnership of United Dominion Realty, L.P., dated as of June 24, 2005, the Second Amendment to the Amended and Restated Agreement of Limited Partnership of United Dominion Realty, L.P., dated as of February 23, 2006, the Third Amendment to the Amended and Restated Agreement of Limited Partnership of United Dominion Realty, L.P., dated as of January 2, 2007, the Fourth Amendment to the Amended and Restated Agreement of Limited Partnership of United Dominion Realty, L.P., dated as of December 27, 2007, the Fifth Amendment to the Amended and Restated Agreement of Limited Partnership of United Dominion Realty, L.P., dated as of March 7, 2008, the Sixth Amendment to the Amended and Restated Agreement of Limited Partnership of United Dominion Realty, L.P., dated as of December 9, 2008, the Seventh Amendment to the Amended and Restated Agreement of Limited Partnership of United Dominion Realty, L.P., dated as of March 13, 2009 and the Eighth Amendment to the Amended and Restated Agreement of Limited Partnership of United Dominion Realty, L.P., dated as of November 17, 2010 (as amended, the “Agreement”). Capitalized terms used, but not otherwise defined herein, shall have the respective meanings ascribed thereto in the Agreement.
WHEREAS, the General Partner desires to establish and set forth the terms of new classes of Partnership Interests designated as LTIP Units, Class 1 LTIP Units and Class 2 LTIP Units, respectively, and the General Partner desires to amend the Agreement to accomplish the same.
NOW, THEREFORE, the General Partner hereby amends the Agreement as follows:
1.Amendment.

(a)The second sentence of Section 4.04 of the Agreement is hereby deleted and replaced in its entirety with the following:

If (i) a new or existing Partner acquires an additional Partnership Interest in exchange for more than a de minimis Capital Contribution; (ii) the Partnership distributes to a Partner more than a de minimis amount of Partnership property as consideration for a Partnership Interest; (iii) the Partnership is liquidated within the meaning of Regulation Section 1.704-1(b)(2)(ii)(g); or (iv) an interest in the Partnership (other than a de minimis interest) is granted as consideration for the provision of services to or for the benefit of the Partnership by an existing Partner acting in a partner capacity, or by a new Partner acting in a partner capacity or in

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anticipation of becoming a Partner of the Partnership (including the grant of an LTIP Unit (as defined in Exhibit H attached hereto)), the General Partner shall revalue the property of the Partnership to its fair market value (as determined by the General Partner, in its sole and absolute discretion, and taking into account Section 7701(g) of the Code) in accordance with Regulations Section 1.704-1(b)(2)(iv)(f).
(b)The Agreement is hereby amended by the addition of a new exhibit, titled “Exhibit H,” in the form attached hereto, which shall be attached to and made a part of the Agreement.

2.Miscellaneous. Except as specifically amended hereby, the terms, covenants, provisions and conditions of the Agreement shall remain unmodified and continue in full force and effect and, except as amended hereby, all of the terms, covenants, provisions and conditions of the Agreement are hereby ratified and confirmed in all respects.

[Signature Page Follows]

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IN WITNESS WHEREOF, this Amendment has been executed as of the date first written above.

GENERAL PARTNER:

UDR, INC.

By:	/s/ Warren L. Troupe
Name:	Warren L. Troupe
Title:	Senior Executive Vice President

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EXHIBIT H

PARTNERSHIP UNIT DESIGNATIONS
OF THE
LTIP UNITS, CLASS 1 LTIP UNITS AND CLASS 2 LTIP UNITS
OF UNITED DOMINION REALTY, L.P.

1.Defined Terms.

The following defined terms used in this Exhibit H shall have the meaning specified below. Capitalized terms used, but not otherwise defined herein, shall have the respective meanings ascribed thereto in the Amended and Restated Agreement of Limited Partnership of United Dominion Realty, L.P., as amended (the “Agreement”).
“Adjustment Event” has the meaning set forth in Section 6 hereof.
“Capital Account Limitation” has the meaning set forth in Section 11(b) hereof.
“Class 1 LTIP Units” has the meaning set forth in Section 2 hereof.
“Class 2 LTIP Unit Initial Sharing Percentage” means, with respect to a Class 2 LTIP Unit, ten percent (10%) or such other percentage as set forth in the Vesting Agreement or other documentation pursuant to which such Class 2 LTIP Unit is granted.
“Class 2 LTIP Unit Distribution Participation Date” means, with respect to a Class 2 LTIP Unit, such date as is specified in the Vesting Agreement or other documentation pursuant to which such Class 2 LTIP Unit is granted.
“Class 2 LTIP Units” has the meaning set forth in Section 2 hereof.
“Constituent Person” has the meaning set forth in Section 11(f) hereof.
“Conversion Date” has the meaning set forth in Section 11(b) hereof.
“Conversion Notice” has the meaning set forth in Section 11(b) hereof.
“Conversion Right” has the meaning set forth in Section 11(a) hereof.
“Economic Capital Account Balance” means, with respect to a holder of LTIP Units, its Capital Account balance, plus the amount of its share of any Partner Nonrecourse Debt Minimum Gain or Partnership Minimum Gain, in either case to the extent attributable to its ownership of LTIP Units.
“Effective Date” means December 4, 2015.
“Eligible Unit” means, as of the time any Liquidating Gain is available to be allocated to an LTIP Unit, an LTIP Unit to the extent, since the date of issuance of such LTIP Unit, such

Liquidating Gain when aggregated with other Liquidating Gains realized since the date of issuance of such LTIP Unit exceeds Liquidating Losses realized since the date of issuance of such LTIP Unit.
“Equity Plan” means any stock or other equity-based compensation plan now or hereafter adopted by the Partnership or the General Partner, including the Plan.
“Forced Conversion” has the meaning set forth in Section 11(c) hereof.
“Forced Conversion Notice” has the meaning set forth in Section 11(c) hereof.
“Gross Asset Value” has the meaning set forth in Section 5(b) hereof.
“Liquidating Gains” means any net gain realized in connection with the actual or hypothetical sale of all or substantially all of the assets of the Partnership (including upon liquidation of the Partnership), including but not limited to net gain realized in connection with a revaluation of the Partnership’s property pursuant to Section 4.04 of the Agreement.
“Liquidating Losses” means any net loss realized in connection with the actual or hypothetical sale of all or substantially all of the assets of the Partnership (including upon liquidation of the Partnership), including but not limited to net loss realized in connection with a revaluation of the Partnership’s property pursuant to Section 4.04 of the Agreement.
“LTIP Agreement” has the meaning set forth in Section 5(b) hereof.
“LTIP Unit Distribution Payment Date” has the meaning set forth in Section 7(c) hereof.
“LTIP Unit Redemption Threshold” means a threshold that will be met with respect to one or more LTIP Units if, when and to the extent, such LTIP Units have satisfied the Capital Account Limitation.
    “LTIP Units” means the Partnership Units designated as such having the rights, powers, privileges, restrictions, qualifications and limitations set forth herein, in the Plan and in an applicable Vesting Agreement. LTIP Units may be issued in one or more classes, or one or more series of any such classes bearing such relationship to one another as to allocations, distributions, and other rights as the General Partner shall determine in its sole and absolute discretion subject to Maryland law and the Agreement.

“Partnership Common Unit” means a fractional, undivided share of the Partnership Interests of all Partners issued pursuant to the Agreement, but does not include any Partnership Unit owned by the General Partner, Class A Partnership Unit, Class I Out-Performance Partnership Share, Class II Out-Performance Partnership Share, Class III Out-Performance Partnership Share, Class IV Out-Performance Partnership Share, Class V Out-Performance Partnership Share, LTIP Unit or any other Partnership Unit, the terms of which provide that such other Partnership Unit is not a Partnership Common Unit.
“Plan” means the UDR, Inc. 1999 Long-Term Incentive Plan, as amended from time to time.

“Proposed Section 83 Safe Harbor Regulation” has the meaning set forth in Section 14 hereof.
“Qualifying Party” means a Limited Partner other than the Original Limited Partner.
“REIT Share Economic Target” means, as of any date, the REIT Share Value on such date multiplied by the Conversion Factor.
“REIT Share Value” means, as of the date of valuation, the fair market value of a REIT Share, determined as follows: (i) if the REIT Share is listed or admitted to trading on any securities exchange or The Nasdaq National Market, the closing price, regular way, of a REIT Share on such day or, if no sale takes place on such day, the average of the closing bid and asked prices of a REIT Share on such day, (ii) if the REIT Share is not listed or admitted to trading on any securities exchange or The Nasdaq National Market but is regularly quoted by a recognized quotation source, the last reported sale price of a REIT Share on such day or, if no sale takes place on such day, the average of the closing bid and asked prices of a REIT Share on such day, as reported by a recognized quotation source designated by the Company, or (iii) if the REIT Share is not listed or admitted to trading on any securities exchange or The Nasdaq National Market but is regularly quoted by a recognized quotation source and no such last reported sale price or closing bid and asked prices are available, the average of the reported high bid and low asked prices of a REIT Share on such day, as reported by a recognized quotation source designated by the General Partner, or if there shall be no bid and asked prices on such day, the average of the high bid and low asked prices, as so reported, of a REIT Share on the most recent day (not more than twenty (20) days prior to the date in question) for which prices have been so reported; provided, that if there are no bid and asked prices reported during the twenty (20) days prior to the date in question, the value of a REIT Share shall be determined by the General Partner acting in good faith on the basis of such quotations and other information as it considers, in its reasonable judgment, appropriate. In the event that a REIT Share includes any additional rights the value of which is not included within such price, then the value of such rights shall be determined by the General Partner acting in good faith on the basis of such quotations and other information as it considers, in its reasonable judgment, appropriate, and included in determining the “REIT Share Value” of such REIT Share.
“Section 83 Safe Harbor” has the meaning set forth in Section 14 hereof.
“Transaction” has the meaning set forth in Section 11(f) hereof.
“Unvested LTIP Units” has the meaning set forth in Section 5(a) hereof.
“Vested LTIP Units” has the meaning set forth in Section 5(a) hereof.
“Vesting Agreement” has the meaning set forth in Section 5(a) hereof.
2.Designation. A class of Partnership Units in the Partnership designated as the “LTIP Units” is hereby established. The number of LTIP Units that may be issued is not limited by the Agreement. Two classes of LTIP Units in the Partnership are hereby designated as the Class 1 LTIP Units (the “Class 1 LTIP Units”) and the Class 2 LTIP Units (the “Class 2 LTIP

Units”). The numbers of Class 1 LTIP Units and Class 2 LTIP Units shall be determined from time to time by the General Partner in accordance with the terms of the Plan.

3.Issuances of LTIP Units. From time to time, the General Partner is hereby authorized to issue LTIP Units, including Class 1 LTIP Units and Class 2 LTIP Units, to Persons providing services to or for the benefit of the Partnership for such consideration or for no consideration as the General Partner may determine to be appropriate and on such terms and conditions as shall be established by the General Partner, and admit such Persons as Limited Partners. Except to the extent that a capital contribution is made with respect to an LTIP Unit, each LTIP Unit is intended to qualify as a profits interests in the Partnership within the meaning of the Code, the Regulations, and any published guidance by the Internal Revenue Service with respect thereto. Except as may be provided from time to time by the General Partner with respect to one or more series of LTIP Units, LTIP Units shall be have the terms set forth in this Exhibit H.

4.Admission to Partnership. A Person (other than an existing Partner) who is issued LTIP Units in exchange for no consideration in accordance with Section 3 hereof shall be admitted to the Partnership as an additional Limited Partner only upon the satisfactory completion of the requirements an assignee is required to complete pursuant to Section 9.03(a)(i) through (v) of the Agreement.

5.Vesting.

(a)Vesting, Generally. LTIP Units may, in the sole discretion of the General Partner, be issued subject to vesting, forfeiture and additional restrictions on Transfer pursuant to the terms of an award, vesting or other similar agreement (a “Vesting Agreement”). The terms of any Vesting Agreement may be modified by the General Partner from time to time in its sole discretion, subject to any restrictions on amendment imposed by the relevant Vesting Agreement or by the Plan or any other Equity Plan, if applicable. LTIP Units that were fully vested when issued or that have vested and are no longer subject to forfeiture under the terms of a Vesting Agreement are referred to as “Vested LTIP Units”; all other LTIP Units shall be treated as “Unvested LTIP Units.”

(b)Forfeiture. Unless otherwise specified in the Vesting Agreement, the Plan or in any applicable Equity Plan or other compensatory arrangement or incentive program pursuant to which LTIP Units are issued (collectively, the “LTIP Agreement”), upon the occurrence of any event specified in such LTIP Agreement as resulting in either the right of the Partnership or the General Partner to repurchase LTIP Units at a specified purchase price or some other forfeiture of any LTIP Units, then if the Partnership or the General Partner exercises such right to repurchase or upon the occurrence of the event causing forfeiture in accordance with the applicable LTIP Agreement, then the relevant LTIP Units shall immediately, and without any further action, be treated as cancelled and no longer outstanding for any purpose. Unless otherwise specified in the applicable LTIP Agreement, no consideration or other payment shall be due with respect to any LTIP Units that have been forfeited, other than any distributions declared with respect to a Partnership Record Date and with respect to such units prior to the effective date of the forfeiture. Except as otherwise provided in the Agreement (including without limitation Section 8(c) hereof) or any agreement relating to the grant of LTIP Units, including any LTIP Agreement, in connection with any repurchase or forfeiture of such units, the balance of the portion of the Capital Account of the holder of LTIP Units that is attributable to all of his or her LTIP Units shall be reduced by the amount, if any, by which it exceeds the target balance contemplated by Section 8(b) hereof, calculated with respect to such holder’s remaining LTIP Units, if any. If any Unvested LTIP Units are forfeited, as described in this Section 5(b), upon such forfeiture, the value of the Partnership’s assets as determined for purposes of book allocations under Section 704(b) of the Code and the Regulations thereunder (the “Gross Asset Value”) shall be reduced by the amount of any reduction of such Partner’s Capital Account attributable to the forfeiture of such LTIP Units. Any adjustment to the Gross Asset Value of any Partnership asset shall be binding on the Partnership and every Limited Partner.

6.Adjustments. The Partnership shall maintain at all times a one-to-one correspondence between LTIP Units and Partnership Common Units for conversion, distributions, allocations and other purposes, including without limitation complying with the following procedures; provided, that the foregoing is not intended to alter the special allocations pursuant to Section 8 hereof, differences between distributions to be made with respect to the Class 2 LTIP Units and the Partnership Common Units prior to the Class 2 LTIP Unit Distribution Participation Date for such Class 2 LTIP Units, or differences between distributions to be made with respect to LTIP Units and Partnership Common Units pursuant to Section 5.06 and Section 7(b) hereof in the event that the Capital Accounts attributable to the LTIP Units are less than those attributable to Partnership Common Units due to insufficient special allocation pursuant to Section 8(b) hereof or related provisions. If an Adjustment Event (as defined below) occurs, then the General Partner shall take any action reasonably necessary, including any amendment to the Agreement or update Exhibit A to the Agreement adjusting the number of outstanding LTIP Units or subdividing or combining outstanding LTIP Units, to maintain a one-for-one conversion and economic equivalence ratio between Partnership Common Units and LTIP Units. The following shall be “Adjustment Events”: (i) the Partnership makes a distribution on all outstanding Partnership Common Units in Partnership Units, (ii) the Partnership subdivides the outstanding Partnership Common Units into a greater number of units or combines the outstanding Partnership Common Units into a smaller number of units, or (iii) the Partnership issues any Partnership Units in exchange for its outstanding Partnership Common Units by way of a reclassification or recapitalization of its Partnership Common Units. If more than one Adjustment Event occurs, any adjustment to the LTIP Units need be made only once using a single formula that takes into account each and every Adjustment Event as if all Adjustment Events occurred simultaneously. For the avoidance of doubt, the following shall not be Adjustment Events: (x) the issuance of Partnership Units in a financing, reorganization, acquisition or other similar business transaction, (y) the issuance of Partnership Units pursuant to any employee benefit or compensation plan or distribution reinvestment plan, or (z) the issuance of any Partnership Units to the General Partner in respect of a capital contribution to the Partnership. If the Partnership takes an action affecting the Partnership Common Units other than actions specifically described above as “Adjustment Events” and in the opinion of the General Partner such action would require an action to maintain the one-to-one correspondence described above, the General Partner shall have the right to take such action, to the extent permitted by law, the Plan and by any applicable Equity Plan or Stock Option Plan or other compensatory arrangement or incentive program pursuant to which LTIP Units are issued, in such manner and at such time as the General Partner, in its sole discretion, may determine to be reasonably appropriate under the circumstances. If an amendment is made to the Agreement adjusting the number of outstanding LTIP Units as herein provided, the Partnership shall promptly file in the books and records of the Partnership an officer’s certificate setting forth a brief statement of the facts requiring such adjustment, which certificate shall be conclusive evidence of the correctness of such adjustment absent manifest error. Promptly after filing of such certificate, the Partnership shall mail a notice to each holder of LTIP Units setting forth the adjustment to his or her LTIP Units and the effective date of such adjustment. Any adjustment to the number of outstanding LTIP Units pursuant to this Section 6 shall be binding on the Partnership and every Limited Partner.

7.Distributions.

(a)Operating Distributions. Except as otherwise provided in the Agreement, the Plan, or any other applicable Equity Plan, any applicable Vesting Agreement or by the General Partner with respect to any particular class or series of LTIP Units, holders of LTIP Units shall be entitled to receive, if, when and as authorized by the General Partner out of funds or other property legally available for the payment of distributions, regular, special, extraordinary or other distributions (other than distributions upon or pursuant to the liquidation of the Partnership) which may be made from time to time, in an amount per unit equal to the amount of any such distributions that would have been payable to such holders if the LTIP Units had been Partnership Common Units (if applicable, assuming such LTIP Units were held for the entire period to which such distributions relate); provided that prior to the Class 2 LTIP Unit Distribution Participation Date with respect to each Class 2 LTIP Unit, such Class 2 LTIP Unit will only be entitled to receive such distributions in an amount equal to the product of the Class 2 LTIP Unit Initial Sharing Percentage for such Class 2 LTIP Unit and the amount otherwise distributable with respect to such Class 2 LTIP Unit pursuant to this Section 7(a).

(b)Liquidating Distributions. Holders of LTIP Units shall also be entitled to receive, if, when and as authorized by the General Partner out of funds or other property legally available for the payment of distributions, distributions upon liquidation of the Partnership in an amount equal to the positive balances of the Capital Accounts of the holders of such LTIP Units to the extent attributable to the ownership of such LTIP Units as set forth in Section 5.06(a) of the Agreement.

(c)Distributions Generally. Distributions on the LTIP Units, if authorized, shall be payable on such dates and in such manner as may be authorized by the General Partner (any such date, an “LTIP Unit Distribution Payment Date”). Absent a contrary determination by the General Partner, the LTIP Unit Distribution Payment Date shall be the same as the corresponding date relating to the corresponding distribution on the Partnership Common Units, the record date for determining which holders of LTIP Units are entitled to receive distributions shall be the Partnership Record Date. A holder of LTIP Units will only be entitled to distributions with respect to an LTIP Unit as set forth in this Exhibit H and, in making distributions pursuant to Section 5.02 of the Agreement, the General Partner of the Partnership shall take into account the provisions of this Section 7.

8.Allocations.

(a)General. Holders of LTIP Units shall be allocated Profit, Loss and depreciation and amortization expenses of the Partnership in amounts per LTIP Unit equal to the amounts allocated per Partnership Common Unit; provided, however, that prior to the Class 2 LTIP Unit Participation Date with respect to a Class 2 LTIP Unit, the amounts shall only be allocated with respect to such Class 2 LTIP Unit in an amount equal to the product of the Class 2 LTIP Unit Initial Sharing Percentage for such Class 2 LTIP Unit and the amount otherwise allocable with respect to such Class 2 LTIP Unit pursuant to this Section 8(a). The allocations provided by the preceding sentence shall be subject to Section 5.01(a) of the Agreement and in addition to any special allocations required by Section 8(b) hereof. The General Partner is authorized in its discretion to delay or accelerate the participation of the LTIP Units in allocations of Profit, Loss and depreciation and amortization expenses of the Partnership under this Section 8(a), or to adjust the allocations made under this Section 8(a), so that the ratio of (i) the total amount of Profit, Loss and depreciation and amortization expenses of the Partnership allocated with respect to each LTIP Unit in the taxable year in which that LTIP Unit’s LTIP Unit Distribution Payment Date falls (excluding special allocations under Section 8(b) hereof), to (ii) the total amount distributed to that LTIP Unit with respect to such period, is more nearly equal to the ratio of (i) the Profit, Loss and depreciation and amortization expenses of the Partnership allocated with respect to the Partnership Common Units in such taxable year to (ii) the amounts distributed with respect to such Partnership Common Units and such taxable year.

(b)Special Allocations with Respect to LTIP Units. In the event that Liquidating Gains are allocated under this Section 8(b), Profit, Loss and depreciation and amortization expenses of the Partnership allocable under Section 5.01(a) of the Agreement to Partners other than Class A Partners shall be recomputed without regard to the Liquidating Gains so allocated. This Section 8(b) shall not affect any allocations to Class A Partners. After giving effect to the special allocations set forth in Sections 5.01(b), 5.01(c) and 5.01(d) of the Agreement and Sections 8(c) and 8(d) hereof, and notwithstanding the provisions of Section 5.01(a) of the Agreement (except insofar as they allocate Profit, Loss and depreciation and amortization expenses of the Partnership to Class A Partners), any Liquidating Gains shall first be allocated to the holders of Eligible Units until the Economic Capital Account Balances of such holders, to the extent attributable to their ownership of Eligible Units, are equal to (i) the REIT Share Economic Target, multiplied by (ii) the number of their Eligible Units. Any such allocations shall be made among the holders of Eligible Units in proportion to the amounts required to be allocated to each under this Section 8(b). The parties agree that the intent of this Section 8(b) is to make the Capital Account balances of the holders of LTIP Units with respect to their LTIP Units economically equivalent (on a per-unit basis) to the REIT Share Value on the date as of which such special allocation to this Section 8(b) is being made multiplied by the Conversion Factor, but only to the extent the Partnership has recognized cumulative net gains with respect to its assets since the issuance of the relevant LTIP Unit. The allocations set forth in this Section 8(b) shall be taken into account for determining the Capital Account of each Partner, including for purposes of Section 5.06(a) of the Agreement.

(c)Forfeiture Allocations. Upon a forfeiture of any Unvested LTIP Units by any Partner, gross items of income, gain, loss or deduction shall be allocated to such Partner if and to the extent required by final Regulations promulgated after the Effective Date to ensure that allocations made with respect to all unvested Partnership Interests are recognized under Code Section 704(b), but in no event shall such allocations affect the allocations to the Class A Partners.

(d)LTIP Units. For purposes of the allocations set forth in Sections 5.01(b), 5.01(c) and 5.01(d) of the Agreement and Section 8(c) hereof, each issued and outstanding LTIP Unit will be treated as one outstanding Partnership Common Unit; provided, however, that solely for purposes of Section 5.01(b) of the Agreement, prior to the Class 2 LTIP Unit Participation Date with respect to a Class 2 LTIP Unit, the Percentage Interest for such a Class 2 LTIP Unit shall be the Percentage Interest of a Class 1 LTIP Unit multiplied by the Class 2 LTIP Unit Initial Sharing Percentage.

9.Transfers.

(a)Subject to the terms of any Vesting Agreement, a holder of LTIP Units shall be entitled to transfer his or her LTIP Units to the same extent, and subject to the same restrictions as holders of Partnership Common Units are entitled to transfer their Partnership Common Units pursuant to Article 9 of the Agreement.

(b)A conversion of LTIP Units into Partnership Common Units is not a “Transfer” for purposes of the Agreement.

10.Legend. Any certificate evidencing an LTIP Unit shall bear an appropriate legend indicating that additional terms, conditions and restrictions on transfer, including without limitation any Vesting Agreement, apply to the LTIP Unit.

11.Conversion to Partnership Common Units.

(a)A Qualifying Party holding LTIP Units shall have the right (the “Conversion Right”), at his or her option, at any time to convert all or a portion of his or her Vested LTIP Units into Partnership Common Units, taking into account all adjustments (if any) made pursuant to Section 6 hereof; provided, however, that a Qualifying Party may not exercise the Conversion Right for less than one thousand (1,000) Vested LTIP Units or, if such Qualifying Party holds less than one thousand (1,000) Vested LTIP Units, all of the Vested LTIP Units held by such Qualifying Party that are not subject to the limitation on conversion under Section 11(b) hereof. Qualifying Parties shall not have the right to convert Unvested LTIP Units into Partnership Common Units until they become Vested LTIP Units; provided, however, that when a Qualifying Party is notified of the expected occurrence of an event that will cause his or her Unvested LTIP Units to become Vested LTIP Units, such Qualifying Party may give the Partnership a Conversion Notice conditioned upon and effective as of the time of vesting and such Conversion Notice, unless subsequently revoked by the Qualifying Party, shall be accepted by the Partnership subject to such condition. In all cases, the conversion of any LTIP Units into Partnership Common Units shall be subject to the conditions and procedures set forth in this Section 11.

(b)A Qualifying Party may convert his or her Vested LTIP Units into an equal number of fully paid and non-assessable Partnership Common Units, giving effect to all adjustments (if any) made pursuant to Section 6 hereof. Notwithstanding the foregoing, in no event may a Qualifying Party convert a number of Vested LTIP Units that exceeds (x) the Economic Capital Account Balance of such Limited Partner, to the extent attributable to his or her ownership of LTIP Units, divided by (y) the REIT Share Economic Target, in each case as determined as of a date on which satisfaction of the LTIP Unit Redemption Threshold is being determined (in either case, the “Capital Account Limitation”). After one or more LTIP Units have satisfied the LTIP Unit Redemption Threshold, such units shall forever have satisfied such threshold, and the Capital Account Limitation shall thereafter apply only to any LTIP Units which have not previously satisfied such threshold. In order to exercise his or her Conversion Right, a Qualifying Party shall deliver a notice (a “Conversion Notice”) in the form attached hereto as Annex I to the Partnership (with a copy to the General Partner) not less than three (3) nor more than ten (10) days prior to a date (the “Conversion Date”) specified in such Conversion Notice; provided, however, that if the General Partner has not given to the Qualifying Party notice of a proposed or upcoming Transaction (as defined below) at least thirty (30) days prior to the effective date of such Transaction, then the Qualifying Party shall have the right to deliver a Conversion Notice until the earlier of (x) the tenth (10th) day after such notice from the General Partner of a Transaction or (y) the third Business Day immediately preceding the effective date of such Transaction. A Conversion Notice shall be provided in the manner provided in Section 12.01 of the Agreement. Each Qualifying Party seeking to convert Vested LTIP Units covenants and agrees with the Partnership that all Vested LTIP Units to be converted pursuant to this Section 11 shall be free and clear of all liens. Notwithstanding anything herein to the contrary, if the Vested LTIP Units or the Partnership Common Units into which the Vested LTIP Units are convertible have been held for at least one year, a Qualifying Party may deliver a Notice of Redemption pursuant to Section 8.05(a) of the Agreement relating to such Partnership Common Units in advance of the Conversion Date; provided, however, that the redemption of such Partnership Common Units by the Partnership shall in no event take place until on or after the Conversion Date. For clarity, it is noted that the objective of this paragraph is to put a Qualifying Party in a position where, if he or she so wishes, the Partnership Common Units into which his or her Vested LTIP Units will be converted can be redeemed by the Partnership pursuant to Section 8.05(a) of the Agreement simultaneously with such conversion, with the further consequence that, if the General Partner elects to assume the Partnership’s redemption obligation with respect to such Partnership Common Units under Section 8.05(b) of the Agreement by delivering to such Qualifying Party REIT Shares rather than cash, then such Qualifying Party can have such REIT Shares issued to him or her simultaneously with the conversion of his or her Vested LTIP Units into Partnership Common Units. The General Partner shall cooperate with a Qualifying Party to coordinate the timing of the different events described in the foregoing sentence.

(c)The Partnership, at any time at the election of the General Partner, may cause any number of Vested LTIP Units to be converted (a “Forced Conversion”) into an equal number of Partnership Common Units, giving effect to all adjustments (if any) made pursuant to Section 6 hereof; provided, however, that the Partnership may not cause a Forced Conversion of any LTIP Units that would not at the time be eligible for conversion at the option of such Qualifying Party pursuant to Section 11(b) hereof. In order to exercise its right of Forced Conversion, the Partnership shall deliver a notice (a “Forced Conversion Notice”) in the form attached hereto as Annex II to the Partnership to the applicable holder of LTIP Units not less than ten (10) nor more than sixty (60) days prior to the Conversion Date specified in such Forced Conversion Notice. A Forced Conversion Notice shall be provided in the manner provided in Section 12.01 of the Agreement.

(d)A conversion of Vested LTIP Units for which the holder thereof has given a Conversion Notice or the Partnership has given a Forced Conversion Notice shall occur automatically after the close of business on the applicable Conversion Date without any action on the part of such holder of LTIP Units, other than the surrender of any certificate or certificates evidencing such Vested LTIP Units, as of which time such holder of LTIP Units shall be credited on the books and records of the Partnership as of the opening of business on the next day with the number of Partnership Common Units into which such LTIP Units were converted. After the conversion of LTIP Units as aforesaid, the Partnership shall deliver to such holder of LTIP Units, upon his or her written request, a certificate of the General Partner certifying the number of Partnership Common Units and remaining LTIP Units, if any, held by such person immediately after such conversion. The assignee of any Limited Partner pursuant to Article 9 of the Agreement may exercise the rights of such Limited Partner pursuant to this Section 11 and such Limited Partner shall be bound by the exercise of such rights by the assignee.

(e)For purposes of making future allocations under Section 8(b) hereof and applying the Capital Account Limitation, the portion of the Economic Capital Account Balance of the applicable holder of LTIP Units that is treated as attributable to his or her LTIP Units shall be reduced, as of the date of conversion, by the product of the number of LTIP Units converted and the REIT Share Economic Target determined for each such LTIP Unit as of the date on which satisfaction of the LTIP Unit Redemption Threshold for such LTIP Unit was determined.

(f)If the Partnership or the General Partner shall be a party to any transaction (including without limitation a merger, consolidation, unit exchange, self-tender offer for all or substantially all Partnership Common Units or other business combination or reorganization, or sale of all or substantially all of the Partnership’s assets, but excluding any transaction which constitutes an Adjustment Event) in each case as a result of which Partnership Common Units shall be exchanged for or converted into the right, or the holders shall otherwise be entitled, to receive cash, securities or other property or any combination thereof (each of the foregoing being referred to herein as a “Transaction”), then the General Partner shall, immediately prior to the Transaction, exercise its right to cause a Forced Conversion with respect to the maximum number of LTIP Units then eligible for conversion, taking into account any allocations that occur in connection with the Transaction or that would occur in connection with the Transaction if the assets of the Partnership were sold at the Transaction price or the portion thereof attributable to the Partnership as determined by the General Partner in good faith, or if applicable, at a value for the Partnership assets determined by the General Partner in good faith using the value attributed to the Partnership Common Units in the context of the Transaction (in which case the Conversion Date shall be the effective date of the Transaction and the conversion shall occur immediately prior to the effectiveness of the Transaction). In anticipation of such Forced Conversion and the consummation of the Transaction, the Partnership shall use commercially reasonable efforts to cause each holder of LTIP Units to be afforded the right to receive in connection with such Transaction in consideration for the Partnership Common Units into which his or her LTIP Units will be converted the same kind and amount of cash, securities and other property (or any combination thereof) receivable upon the consummation of such Transaction by a holder of the same number of Partnership Common Units, assuming such holder is not a Person with which the Partnership consolidated or into which the Partnership merged or which merged into the Partnership or to which such sale or transfer was made, as the case may be (a “Constituent Person”), or an affiliate of a Constituent Person. In the event that holders of

Partnership Common Units have the opportunity to elect the form or type of consideration to be received upon consummation of the Transaction, prior to such Transaction the General Partner shall give prompt written notice to each holder of LTIP Units of such opportunity, and shall use commercially reasonable efforts to afford the holder of LTIP Units the right to elect, by written notice to the General Partner, the form or type of consideration to be received upon conversion of each LTIP Unit held by such holder into Partnership Common Units in connection with such Transaction. If a holder of LTIP Units fails to make such an election, such holder (and any of its transferees) shall receive upon conversion of each LTIP Unit held by him or her (or by any of his or her transferees) the same kind and amount of consideration that a holder of Partnership Common Units would receive if such holder of Partnership Common Units failed to make such an election. Subject to the rights of the Partnership and the General Partner under any Vesting Agreement and the relevant terms of the Plan or any other applicable Equity Plan, the Partnership shall use commercially reasonable effort to cause the terms of any Transaction to be consistent with the provisions of this Section 11(f) and to enter into an agreement with the successor or purchasing entity, as the case may be, for the benefit of any holder of LTIP Units whose LTIP Units will not be converted into Partnership Common Units in connection with the Transaction that will (i) contain provisions enabling the Qualifying Parties that remain outstanding after such Transaction to convert their LTIP Units into securities as comparable as reasonably possible under the circumstances to the Partnership Common Units and (ii) preserve as far as reasonably possible under the circumstances the distribution, special allocation, conversion, and other rights set forth in the Agreement, including this Exhibit H, for the benefit of the holder of LTIP Units.

(g)No conversion of LTIP Units into Partnership Common Units, or Partnership Units that are not LTIP Units, may be made by a Person if, based on the advice of the Partnership’s counsel or accounting firm, the Partnership believes there is a material risk that such conversion could (i) result in the Partnership’s being treated as an association taxable as a corporation (other than a qualified REIT subsidiary within the meaning of Section 856(i) of the Code), (ii) adversely affect the ability of the Company to continue to qualify as a REIT or subject the Company to any additional taxes under Section 857 or Section 4981 of the Code, or (iii) be effectuated through an “established securities market” or a “secondary market (or the substantial equivalent thereof)” within the meaning of Section 7704 of the Code or cause the Partnership to fail to qualify for a safe harbor from such treatment which the Partnership desires to preserve.

12.Redemption of Partnership Common Units Issued Upon Conversion of LTIP Units.

(a)Holders of LTIP Units shall not be entitled to the Redemption Right provided for in Section 8.05 of the Agreement, unless, until and to the extent such LTIP Units have either satisfied the LTIP Unit Redemption Threshold or have been converted into Partnership Common Units (or any other class or series of Partnership Units entitled to such Redemption Right) in accordance with their terms.

(b)If the General Partner acquires any LTIP Unit in connection with the exercise of a Redemption Right by the holder of such LTIP Unit, such LTIP Unit shall immediately convert into a Partnership Unit that is not an LTIP Unit.

13.Voting. LTIP Limited Partners shall have the same voting rights as Limited Partners holding Partnership Common Units, with the LTIP Units voting together as a single class with the Partnership Common Units and having one vote per LTIP Unit and holders of LTIP Units shall not be entitled to approve, vote on or consent to any other matter.

14.Section 83 Safe Harbor. Each Partner authorizes the General Partner to elect to apply the safe harbor (the “Section 83 Safe Harbor”) set forth in proposed Regulations Section 1.83-3(l) and proposed Internal Revenue Service Revenue Procedure published in Notice 2005-43 (together, the “Proposed Section 83 Safe Harbor Regulation”) (under which the fair market value of a Partnership Interest that is Transferred in connection with the performance of services is treated as being equal to the liquidation value of the interest), or in similar Regulations or guidance, if such Proposed Section 83 Safe Harbor Regulation or similar Regulations are promulgated as final or temporary Regulations. If the General Partner determines that the Partnership should make such election, the General Partner is hereby authorized to amend the Agreement without the consent of any other Partner to provide that (i) the Partnership is authorized and directed to elect the Section 83 Safe Harbor, (ii) the Partnership and each of its Partners (including any Person to whom a Partnership Interest, including an LTIP Unit, is Transferred in connection with the performance of services) will comply with all requirements of the Section 83 Safe Harbor with respect to all Partnership Interests Transferred in connection with the performance of services while such election remains in effect and (iii) the Partnership and each of its Partners will take all actions necessary, including providing the Partnership with any required information, to permit the Partnership to comply with the requirements set forth or referred to in the applicable Regulations for such election to be effective until such time (if any) as the General Partner determines, in its sole discretion, that the Partnership should terminate such election. The General Partner is further authorized to amend the Agreement to modify Section 5.01(a) of the Agreement to the extent the General Partner determines in its discretion that such modification is necessary or desirable as a result of the issuance of any applicable law, Regulations, notice or ruling relating to the tax treatment of the transfer of a Partnership Interests in connection with the performance of services. Notwithstanding anything to the contrary in the Agreement, each Partner expressly confirms that it will be legally bound by any such amendment.

ANNEX I

NOTICE OF ELECTION BY PARTNER TO CONVERT
LTIP UNITS INTO PARTNERSHIP COMMON UNITS

The undersigned holder of LTIP Units hereby irrevocably (i) elects to convert the number of LTIP Units in United Dominion Realty, L.P. (the “Partnership”) set forth below into Partnership Common Units in accordance with the terms of the Amended and Restated Agreement of Limited Partnership of the Partnership, as amended; and (ii) directs that any cash in lieu of Partnership Common Units that may be deliverable upon such conversion to be deliverable upon such conversion be delivered to the address specified below. The undersigned hereby represents, warrants, and certifies that the undersigned (a) has title to such LTIP Units, free and clear of the rights or interests of any other person or entity other than the Partnership; (b) has the full right, power, and authority to cause the conversion of such LTIP Units as provided herein; and (c) has obtained the consent or approval of all persons or entities, if any, having the right to consent or approve such conversion.

Name of LTIP Unit Holder:
Please Print Name as Registered with Partnership

Number of LTIP Units to be Converted:

Date of this Notice:

(Signature of LTIP Unit Holder)

(Street Address)

	(City)	(State)	(Zip Code)

Signature Medallion Guaranteed by:

Issue Check Payable to:

Please insert social security or identifying number:

Annex I

ANNEX II

NOTICE OF ELECTION BY PARTNERSHIP TO FORCE CONVERSION
OF LTIP UNITS INTO PARTNERSHIP COMMON UNITS

United Dominion Realty, L.P. (the “Partnership”) hereby irrevocably (i) elects to cause the number of LTIP Units held by the LTIP Unit holder set forth below to be converted into Partnership Common Units in accordance with the terms of Amended and Restated Agreement of Limited Partnership of the Partnership, as amended.

Name of LTIP Unit Holder:
Please Print Name as Registered with Partnership

Number of LTIP Units to be Converted:

Date of this Notice:

Annex II